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                                                                   Exhibit 10.23

                              MANAGEMENT AGREEMENT

         This Management Agreement (this "Agreement") is entered into as of the 27th day of September, 1999, by and between ICON Health & Fitness, Inc., a Delaware corporation ("ICON"), HF Holdings, Inc., a Delaware corporation ("Holdings" and, together with ICON and each of its other direct and indirect subsidiaries signatory hereto or hereafter becoming party hereto by executing a counterpart signature page hereof, the "Company") and Scott R. Watterson ("Watterson").

         WHEREAS, Holdings was formed for the purpose of effecting an overall plan to restructure the capitalization of ICON (the "Restructuring"), and becoming a direct parent of ICON on terms and subject to the conditions of (a) the Exchange Offer and Consent Solicitation Statement, dated July 30, 1999, as supplemented, for all outstanding 13% Senior Subordinated Notes due 2002 of ICON, 15% Senior Secured Discount Notes due 2004 of IHF Holdings, Inc., a Delaware corporation, and 14% Senior Discount Notes due 2006 of ICON Fitness Corporation, a Delaware corporation, and (b) the Agreement and Plan of Merger, dated as of September 27, 1999, among Holdings, HF Acquisition, Inc., a Delaware corporation, and ICON.

         WHEREAS, Watterson has provided advisory and other services, and is providing equity financing (the "Equity Investment"), in connection with the Restructuring; and

         WHEREAS, subject to the terms and conditions of this Agreement, the Company desires to retain Watterson to be available to provide certain management and advisory services to the Company as requested, and Watterson desires to provide such services;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the making of the Equity Investment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Services. Watterson agrees that, during the term of this Agreement (the "Term"), and separate and apart from any employment arrangement with the Company or any continuation of such employment, he will:

         (a) provide the Company, at its request, with advice in connection with the negotiation and consummation of agreements, contracts, documents and instruments necessary to provide the Company with financing from banks or other financial institutions or other entities on terms and conditions satisfactory to the Company; and

         (b provide ICON, at its request, with financial, managerial and operational advice in connection with its day-to-day operations, including, without limitation, advice with respect to the development and implementation of strategies for improving the operating, marketing and financial performance of ICON.

2.       Payment of Fees. The Company hereby agrees to:

         (a) pay to Watterson a fee in the amount of $208,500 in connection with the Restructuring, together with reimbursement of the fees and disbursements of Hutchins, Wheeler & Dittmar, P.C., counsel to Watterson incurred by Watterson in connection with the Restructuring through the Closing Date (as defined in the Merger Agreement) in connection with the Restructuring, such fees and expenses being payable by ICON at the closing of the Restructuring or, if the Restructuring is not consummated, promptly after the time the Company has abandoned the Restructuring; and

         (b) subject to the terms of the credit agreement from time to time in effect providing for working capital financing to ICON, during the Term, pay to Watterson a management fee in an amount not to exceed $33,500 per annum, such fee being payable by ICON quarterly in arrears, with each payment being made sixty (60) days after the end of each fiscal quarter of the Company.

         Each payment made pursuant to this Section 2 shall, at the request of Watterson, be paid by wire transfer of immediately available federal funds to such account(s) as Watterson may specify to the Company in writing prior to such payment.

3. Term. This Agreement shall commence on the Closing Date and continue in full force and effect, unless and until terminated by mutual consent of the parties, for so long as Watterson remains available and willing to carry on the business of providing services of the type described in Section 1, regardless of his continued employment by the Company or any affiliate thereof; provided, however, that (a) either party may terminate this Agreement following a material breach of the terms of this Agreement by the other party hereto and a failure to cure such breach within 30 days following written notice thereof, (b) Watterson may terminate this Agreement upon not less than 60 days written notice to the Company and (c) the Company may terminate this Agreement upon the termination (as opposed to any assignment) of the Management Agreement entered into between Bain Capital Partners IV, L.P. and the Company, dated an even date herewith; and provided further that each of (x) the obligations of the Company under Section 4, (y) any and all accrued and unpaid obligations of the Company owed under
Section 2 and (z) the provisions of Section 7 shall survive any termination of this Agreement to the maximum extent permitted under applicable law.

4.       Expenses; Indemnification.

         (a) Expenses. The Company agrees to pay on demand all legal expenses incurred by Watterson in connection with this Agreement (including all legal expenses incurred in the collection of fees hereunder) and in connection with such transactions as are approved by the Board of Directors of the Company, ICON or Holdings; provided, however, that Watterson's right to receive payment of any such

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              legal expenses is limited to (i) such expenses being incurred at such time as Watterson is not employed by the Company, and (ii) a total payment to Watterson for such expenses incurred in any one year of no more than $10,000.

         (b) Indemnity and Liability. In consideration of the execution and delivery of this Agreement and the provision of the Equity Investment by Watterson, the companies constituting the "Company" hereby jointly and severally agree to indemnify, exonerate and hold Watterson and his agents, advisors and attorneys (collectively, the "Indemnitees") free and harmless from and against any and all actions, causes of action, suits, losses, liabilities and damages, and expenses in connection therewith, including without limitation attorneys' fees and disbursements (collectively, "Liabilities"), incurred by the Indemnitees or any of them solely as a result of Watterson's role or status as an officer, director or shareholder of ICON, Holdings, IHF Capital, Inc., ICON Fitness Corporation, IHF Holdings, Inc., ICON of Canada, Inc., ICON International Holdings, Inc., Universal Technical Services, and Jumpking, Inc. (collectively, the "Indemnified Liabilities"), except for any such Indemnified Liabilities arising on account of such Indemnitee's willful misconduct or by reason of any agreement to which Watterson at any time is or was or becomes a party in his own individual capacity, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the companies constituting the "Company" hereby jointly and severally agree to make the maximum contribution to the payment and satisfaction of such otherwise payable Indemnified Liabilities which is permissible under applicable law.

5. Assignment, etc. Except as provided below, neither party shall have the right to assign this Agreement. Watterson acknowledges that his services under this Agreement are unique. Accordingly, any purported assignment by Watterson (other than as provided below) shall be void. Notwithstanding the foregoing, (a) Watterson may assign all or part of his rights and obligations hereunder to any affiliate of Watterson which provides services similar to those called for by this Agreement, in which event Watterson shall be released of all of his rights and obligations hereunder and (b) the provisions hereof for the benefit of Watterson shall inure to the benefit of his successors and assigns.

6. Amendments and Waivers. No amendment or waiver of any term, provision or condition of this Agreement shall be effective, unless in writing and executed by each of Watterson and the Company. No waiver on any one occasion shall extend to or effect or be construed as a waiver of any right or remedy on any future occasion. No course of dealing of any person nor any delay or omission in exercising any right or remedy shall constitute an amendment of this Agreement or a waiver of any right or remedy of any party hereto.

7.       Miscellaneous.

         (a) Choice of Law. This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

         (b) Consent to Jurisdiction. Each of the parties agrees that all actions, suits or proceedings arising out of or based upon this Agreement or the subject matter hereof shall be brought and maintained exclusively in the federal and state courts of the State of Utah. Each of the parties hereto by execution hereof (i) hereby irrevocably submits to the jurisdiction of the federal and state courts in the State of Utah for the purpose of any action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof and (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding,any claim that such party is not subject personally to the jurisdiction of the above-named courts, that it or he is immune from extraterritorial injunctive relief or other injunctive relief, that its or his property is exempt or immune from attachment or execution, that any such action, suit or proceeding may not be brought or maintained in one of the above-named courts, that any such action, suit or proceeding brought or maintained in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred to any court other than one of the above-named courts, should be stayed by virtue of the pendency of any other action, suit or proceeding in any court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by any of the above-named courts. Each of the parties hereto hereby consents to service of process in any such suit, action or proceeding in any manner permitted by the laws of the State of Utah, agrees that service of process by registered or certified mail, return receipt requested, at the address specified in or pursuant to Section 9 is reasonably calculated to give actual notice and waives and agrees not to assert by way of motion, as a defense or otherwise, in any such action, suit or proceeding any claim that service of process made in accordance with Section 9 does not constitute good and sufficient service of process. The provisions of this Section 7(b) shall not restrict the ability of any party to enforce in any court any judgment obtained in a federal or state court of the State of Utah.

         (c) Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HERETO HEREBY WAIVES, AND COVENANTS THAT SUCH PARTY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT, OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, CAUSE OF ACTION, ACTION, SUIT OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE. Each of the parties hereto acknowledges that such party has been informed by each other party that the provisions of this
              Section 7(c) constitute a material inducement upon which such party is relying and will rely in entering into this Agreement and the transactions contemplated hereby. Any of the parties hereto may file an original counterpart or a copy of this Agreement with any court as written evidence of the consent of each of the parties hereto to the waiver of such party's right to trial by jury.

         (d) Withholding. The Company shall have the right to withhold, from or in respect of any payment due to Watterson hereunder, any federal, state or local taxes of any kind required by law to be withheld with respect thereto.

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8.    Merger/Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior communication or agreement with respect thereto.

9. Notice. All notices, demands, and communications of any kind which any party may require or desire to serve upon any other party under this Agreement shall be in writing and shall be served upon such other party and such other party's copied persons as specified below by personal delivery to the address set forth for such party below or to such other address as such party shall have specified by notice to each other party or by mailing a copy thereof by certified or registered mail, or by Federal Express or any other reputable overnight courier service, postage prepaid, with return receipt requested, addressed to such party and copied persons at such addresses. In the case of service by personal delivery, it shall be deemed complete on the first business day after the date of actual delivery to such address. In case of service by mail or by overnight courier, it shall be deemed complete, whether or not received, on the third day after the date of mailing as shown by the registered or certified mail receipt or courier service receipt. Notwithstanding the foregoing, notice to any party or copied person of change of address shall be deemed complete only upon actual receipt by an officer or agent of such party or copied person.

      If to the Company, to it at:

              HF Holdings, Inc.
              1500 South 1000 West Logan,
              Utah 84321
              Attention: Chief Executive Officer

      with a copy, if he is then employed by the Company, to:

              Each member of the Board of Directors (at such addresses to which notices are sent for meetings of the Board of Directors)

      If to Watterson, to him at:

              Scott R. Watterson
              560 South 1000 East
              Logan, Utah 84321

      with a copy to:

              Hutchins, Wheeler & Dittmar
              101 Federal Street Boston,
              MA 02110
              Attention: Charles W. Robins

10. Severability. If in any judicial or arbitral proceedings a court or arbitrator shall refuse to enforce any provision of this Agreement, then such unenforceable provision shall be deemed eliminated from this Agreement for the purpose of such proceedings to the extent necessary to permit the remaining provisions to be enforced. To the full extent, however, that the provisions of any applicable law may be waived, they are hereby waived to the end that this Agreement be deemed to be a valid and binding agreement enforceable in accordance with its terms, and in the event that any provision hereof shall be found to be invalid or unenforceable, such provision shall be construed by limiting it so as to be valid and enforceable to the maximum extent consistent with and possible under applicable law.

11.   Disclaimer and Limitation of Liability.

      (a) Disclaimer. Watterson makes no representations or warranties, express or implied, in respect of the services to be provided by him hereunder.

      (b) Standard of Care. Neither Watterson nor any other Indemnitee shall be liable to the Company or any of its affiliates for any act, alleged act, omission or alleged omission suffered or taken by Watterson hereunder or any other Indemnitee hereunder that does not constitute willful misconduct.

      (c) Limitation of Liability. In no event will either party hereto be liable to the other for any indirect, special, incidental or consequential damages, including lost profits or savings, whether or not such damages are foreseeable, or in respect of any liabilities relating to any third party claims (whether based in contract, tort or otherwise) other than the Indemnified Liabilities to the extent provided in Section 4(b), relating to the services to be provided by Watterson hereunder.

      (d) Employment Agreements. Neither (i) this Agreement, as the same may be amended from time to time, or the performance by Watterson of any services hereunder, nor (ii) any investment by Watterson in HF Investment Holdings, LLC ("HF LLC"), a Delaware limited liability company, or the performance by Watterson of any services under the HF LLC Limited Liability Company Agreement, as the same may be amended from time to time, shall constitute a violation of any employment agreement between Watterson and Holdings, ICON or the Company, or any of their affiliates, including, but not limited to, the Employment Agreement between Watterson and the Company, dated an even date herewith, as the same may be amended from time to time.

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12.   Counterparts. This Agreement may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.




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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf as an instrument under seal as of the date first above written by its officer or representative thereunto duly authorized.

THE COMPANY:                            HF Holdings, Inc.

                                        By /s/ S. Fred Beck
                                           ----------------
                                           Name: S. Fred Beck
                                           Title: CFO, V.P. and Treasurer

ICON HEALTH & FITNESS, INC.

                                        By /s/ S. Fred Beck
                                           ----------------
                                           Name: S. Fred Beck
                                           Title: CFO, V.P. and Treasurer

WATTERSON:

                                           /s/ Scott R. Watterson
                                           ----------------------
                                           Scott R. Watterson